EXHIBIT 1.01

DXP Enterprises, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2020

Introduction

This Conflict Minerals Report (“Report”) has been prepared by management of DXP for the period from January 1, 2020 to December 31, 2020 (“Reporting Period”). Unless the context otherwise indicates, "DXP", “Company”, "we", "us", and "our" means DXP Enterprises, Inc. and its majority owned subsidiaries and any entities that are required to be consolidated.

This Report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). The Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing Conflict Minerals (as hereinafter defined) that are necessary to the functionality or production of their products. The term Conflict Minerals is defined to mean: (A) cassiterite, columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are currently limited to tin, tantalum, tungsten and gold (collectively the “3TGs”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any country that shares an internationally recognized border with the DRC (collectively “Covered Countries”). DXP designed its due diligence measures to conform in all material respects with the internationally recognized due diligence framework in The Organization of Economic Co-Operation and Development.

DXP has reason to believe that some 3TGs may be present in its supply chain that may have originated in any of the Covered Countries. Therefore, we performed a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the 3TGs in our products originated from any Covered Countries. This Report describes the measures DXP took to exercise due diligence on the source and chain of custody of the Conflict Minerals, the Company products that may contain 3TGs and are therefore in the scope of the Company’s Conflict Minerals program, the facilities that may have processed the 3TGs that may be necessary to the functionality or production of one or more products, and the efforts DXP took to determine the mine or location of origin of those 3TGs. Although we are unable to determine the origins of all 3TGs in our products, only some of our products fall within the scope of the Rule because they may contain one or more of the 3TGs.

Company and Product Overview

Our business

DXP Enterprises, Inc. is headquartered in Houston Texas and is a diversified industrial distribution company that conducts business in three business segments: Service Centers, Supply Chain Services and Innovative Pumping Solutions. DXP is engaged in the business of distributing maintenance, repair, and operating products, equipment and services to energy and industrial customers. The Service Centers provide a wide range of MRO products in the rotating equipment, bearing, power transmission, hose, fluid power, metal working, industrial supply, safety product and service categories. We currently serve as a first-tier distributor of more than 1,000,000 items. These items are for use primarily by customers engaged in the oil and gas, food and beverage, petrochemical, transportation and other general industrial industries. Other industries served by our Service Centers include mining, construction, chemical, municipal, agricultural and pulp and paper. The Innovative Pumping Solutions segment provides integrated, custom pump skid packages, pump remanufacturing and manufactures branded private label pumps it manufactures. The Supply Chain Services segment manages all or part of its customers’ supply chains, including procurement and inventory management.

Description of Products

For the purposes of this Report, we reviewed our supply base in order to determine the suppliers of materials/components that may possibly contain some 3TGs. Some of our suppliers have reported to us that some of our products that may be necessary to the functionality or production of products that we manufactured or contracted to manufacture during the 2020 Reporting Period may contain 3TGs. DXP is unsure of the presence of 3TGs in our products, however, based on the Conflict Minerals Reporting Template (“CMRT”) we received from suppliers, the presence of 3TGs may be in some of their products. Many of our suppliers completed their CMRTs at the company, business unit or entity level basis. Due to this we are unable to definitively conclude which 3TGs, if any, are present in any products that were supplied to us.

Reasonable Country of Origin Inquiry

To determine whether necessary 3TGs in our products originated in Covered Countries, we retained Assent Compliance (“Assent”), a third-party service provider, to assist us in reviewing the supply chain and identifying risks. We provided a list composed of suppliers and parts associated with the in-scope products to Assent for upload to the Assent Compliance Manager (“ACM”). We could not determine definitively the presence or absence of Conflict Minerals in all parts and products supplied to us for our products.

To collect data on the materials’ sources of origin procured by the supply chain, DXP utilized the CMRT version 6.1 or higher to conduct a survey of all our in-scope suppliers.

During the supplier survey, DXP contacted suppliers via the ACM, a software-as-a-service (“SaaS”) platform provided by Assent that enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The ACM also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this Report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform.

Via the ACM and the Assent team, we requested that all suppliers to complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the ACM for future reporting and transparency. In order to increase the response level, Assent provided our suppliers with a stated deadline and followed up with both “reminder” and “late” notices.

Our program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data evaluation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback DXP tracks program gaps to account for future improvement opportunities. As of December 31, 2020 there were 15 invalid supplier submissions that could not be corrected.

As of December 31, 2020 there were 2569 suppliers in scope of the conflict minerals program and 849 provided a completed CMRT. Our total response rate for this reporting year was 34%. Based on the findings through the RCOI process, DXP was able to determine the countries of origin for a portion of the 3TGs in our products. As such, we continued to perform further due diligence on the source and chain of custody of the minerals in question.

Due Diligence

Design of Due Diligence

With the assistance of Assent, we have designed our due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance. DXP continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.

Due diligence requires our necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by us. However, through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence.

Due Diligence Performed

Establishing Strong Company Management Systems

Internal Compliance Team

We have a Conflict Minerals Team comprised of individuals in management positions across legal, finance, and procurement. This Team leads our Conflict Minerals compliance effort and is responsible for implementing the Conflict Minerals compliance strategy.

We also use Assent to assist us with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that we may undertake with suppliers in regard to Conflict Minerals.

We leverage Assent’s Managed Services in order to work with dedicated program specialist who support our conflict minerals program. DXP communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act.

Control Systems

DXP expects all of its suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to us are DRC conflict-free. This means that the products must not contain 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries. We rely upon our direct suppliers to provide information on the origin of any 3TGs contained in components and materials supplied, including sources of 3TGs that were supplied to us and that were supplied to them from lower tier suppliers.

Supplier Engagement

We have a good relationship with Tier 1 direct suppliers. As an extremely important part of the supply chain, DXP has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access a free platform to unload their CMRT’s, help desk support and other multilingual resources. Our suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly file a CMRT. Suppliers are provided guidance in their native language, if needed.

DXP engages with suppliers to request a valid CMRT for the products that they supply to us. With respect to the OECD requirement to strengthen engagement with suppliers, we have developed an internal procedure that includes steps of supplier engagement escalation such as corrective actions. Feedback from this engagement has allowed us to oversee improvements in supplier responses and supplier compliance for this initiative.

We continue to place a strong emphasis on supplier education and training. To accomplish this, Assent’s online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and support resources.

We believe that the combination of our Code of Conduct, Conflict Minerals Policy, and direct engagement with our suppliers for Conflict Minerals training and requests constitute a strong supplier engagement program.

\Grievance Mechanisms

DXP has established multiple grievance mechanisms whereby employees and suppliers can report violations of DXP’s policies, including Conflict Minerals. Suppliers and others outside of DXP may contact us anonymously to report grievances via a dedicated email address that is published in our Conflicts Minerals Policy and in our Code of Conduct. In addition, our employees may anonymously report suspected violations using the same dedicated email address, dxpe.ethicspoint.com, or our anonymous third-party conduct help line at (888) 307-4308, as published in our Conflicts Minerals Policy and in our Code of Conduct.

Maintain Records

We have adopted a policy to retain relevant documents with Assent for a period of five years. Through Assent, a document retention policy to retain Conflict Minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. We store all the information and findings from this process in a database than can be audited by internal and external parties.

Identifying and Assessing Risks in the Supply Chain

Due to our size, the complexity of our products, and the depth, breadth and constant evolution of our supply chain it is difficult to identify actors upstream from our direct suppliers. Risks associated with supplier CMRT content are identified automatically in the ACM based on criteria established for supplier responses. These risks are addressed by Assent staff, who contacts the supplier, gathers pertinent data and performs an assessment of the supplier’s Conflict Minerals status.

Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at a company, business unit or division level. In those cases we are unable to determine if all of the specified smelters and refiners were used for 3TGs in the products supplied to us.

Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operation during the 2020 calendar year.

Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RAMP”). DXP does not have a direct relationship with smelters and refiners, and does not perform direct audits of these entities within their pre-supply chain. Smelters that have completed a RMAP audit are considered to be DRC-conflict free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. Smelters are then assessed for the potential for sourcing risk.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter or refiner poses to the supply chain by identifying red flags. These factors include, but are not limited to:

1.Geographic proximity to the Covered Countries.
2.RMAP audit status.
3.Credible evidence of unethical or conflict sourcing.
4.Known mineral source country of origin.
5.Peer assessments conducted by credible third-party sources.

Risk mitigation activities are initiated whenever a supplier’s CMRT reported facilities of concern. Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing the supplier to take their own independent risk mitigation actions. Examples include the submission of a product specific CMRT to better identify the connection to products that they supply to us. Suppliers are given clear performance objectives within reasonable time frames with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process.

Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

Designing and Implementing a Strategy to Respond to Risks

Together with Assent, we developed processes to access and respond to the risks identified in the supply chain. We have a risk management plan, through which our Conflict Minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the Conflict Minerals rules and our expectations.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. We will engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance. Assent also communicates directly with smelters that have not been determined to be conformant with the RMAP in order to request sourcing information and encourage their involvement with the RMI program.

Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

We do not have a direct relationship with any 3TG smelters and refiners of Conflict Minerals and we do not perform or direct audits of these entities within the supply chain. Instead, we rely upon third-party audits of smelters and refiners conducted as part of RMAP. RAMP uses independent private sector auditors, and audits the source, including the mines of origin, and the chain of custody of the Conflict Minerals used by smelters and refiners that agree to participate in the program.

Report Annually on Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2020. Form SD and this Report is available on our website at www.dxpe.com within the “Investors” section under “Investor Relations” > “Financial Information “ > “SEC Filings”. Information found on or accessed through our website is not consider part of this Report and is not incorporated herein by reference. We have also publicly filed our Form SD and this Report with the U.S. Securities and Exchange Commission.

Results of Due Diligence

Survey results

For the 2020 reporting year Assent received CMRTs from 849 suppliers. All final CMRT submissions were reviewed and validated by Assent to ensure no inaccuracies or gaps in data were found. There were 15 suppliers that were unable to correct their CMRT and as such, are listed as invalid submissions.

Smelters and Refiners

Attached as Appendix A is a table that lists all the smelters and refiners identified by our responsive direct suppliers that may have been used to process the Conflict Minerals necessary to the functionality or production of our Covered Products during the 2020 calendar year. This list may contain more facilities than are actually linked to the

Company’s Covered Products. Alternatively, this list may not include all applicable facilities as not all of our suppliers were able to provide the required information at this time. Those that have been validated as compliant under RAMP by the RMI, have been noted as such in the final column on the right in Appendix A. From the responses received, Assent identified 5 smelters that potentially posed a risk due to the presence of some red flag indicators.

Countries of Origin

Appendix B is an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on information provided through the CMRT data collection process, from direct smelter outreach and the RAMP. As mentioned in the above section, it is understood that many responses may provide more data than can be directly linked to products sold by us, therefore, Appendix B may contain more countries than those that the Company’s products are being sourced from.

Steps to be Taken To Mitigate Risk

Since January 1, 2020 we have taken or we intend to take, the following steps to improve due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the DRC or adjoining countries:

1.Continue to evaluate upstream sources through a broader set of tools to evaluate risk.
2.Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs.
3.Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
4.Following OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

Smelter & Refiner Risk Evaluation

Understanding the risks associated with the smelters and refiners potentially providing material into our supply chain is an important part of the due diligence process. Through Assent, comprehensive and ongoing analysis is conducted by Assent’s smelter library manager to assess sourcing risk. This information is used to:

1.Provide supplier feedback.
2.Determine the health of our overall program.
3.Conduct outreach to smelters, refiners and their respective associations.
4.Provide detailed analysis in this Report.

The following risk categories are used for smelter evaluation and risk determination:

1.Geo-Risk.
2.Audit Status.
3.Sourcing Risk.

Appendix A Refiners and Smelters List:

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233

Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778

Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Masbro Alam Stania	INDONESIA	CID003380
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830

Appendix B Country of Origin List:

Country List
Afghanistan
Albania
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Bulgaria
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Czech Republic
Djibouti
Dominican Republic
DRC or an adjoining country (Covered Countries)
Ecuador
Egypt
England

Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Kazakhstan
Kenya
Kyrgyzstan
Laos
Liberia
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco

Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Republic Of Korea
Russia
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
Slovenia
South Africa
Spain
Sudan
Suri
Suriname
Sweden
Switzerland
Tanzania
Thailand
Turkey

Uganda
United Arab Emirates
United Kingdom
USA
Uzbekistan
Vietnam
Zambia
Zimbabwe